Exhibit 99.1

                     INDEX TO FINANCIAL STATEMENTS OF MEDPRO

                          MedPro Safety Products, Inc.

                                                                    Page
                                                                    ----

Balance Sheet as of September 30, 2007 (Unaudited)                  F-1

Statements of Operations for the Nine Months Ended
  September 30, 2007 and 2006 (Unaudited)                           F-2

Statements of Cash Flows for the Nine Months Ended
  September 30, 2007 and 2006 (Unaudited)                           F-3

Notes to Financial Statements                                       F-4

Opinion of Registered Public Accounting Firm                        F-13

Balance Sheet as of December 31, 2006                               F-14

Statements of Operations for the Years Ended
  December 31, 2006 and 2005                                        F-16

Statements of Changes in Stockholders' Equity for the Years         F-17
  Ended December 31, 2006 and 2005

Statements of Cash Flows for the Years Ended
  December 31, 2006 and 2005                                        F-18

Notes to Financial Statements                                       F-19

                          MEDPRO SAFETY PRODUCTS, INC.

                            BALANCE SHEET (Unaudited)

                                                            As of
                                                         30-Sep-07
                                                       -------------
ASSETS

 Current Assets
   Cash                                                      877,215
   Receivables                                                 9,264

 Other Current Assets
   Inventory                                                 546,944
   Deferred Costs                                            178,373
                                                       -------------
      Total Current Assets                                 1,611,796

 Fixed Assets
   Equipment and Leasehold Improvements                       89,885
   Accumulated Depreciation                                  (76,910)
                                                       -------------
      Total Fixed Assets                                      12,975

 Other Assets
   Intellectual Property and Acquired Equipment            3,939,338
                                                       -------------
      Total Other Assets                                   3,939,338

           TOTAL ASSETS                                    5,564,109

LIABILITIES

 Current Liabilities
   Payables                                                  736,741
   Payroll Liabilities                                        24,866
   Current Portion of Bank Debt                               83,991
   Related Party Loans and Accrued Interest                3,856,947
                                                       -------------
      Total Current Liabilities                            4,702,545

 Long Term Liabilities
   Notes and Accrued Interest                              7,105,746
   Convertible Notes                                         491,083
                                                       -------------
      Total Long Term Liabilities                          7,596,829

           Total Liabilities                              12,299,374

STOCKHOLDERS' EQUITY

   Capital Stock                                             248,794
   Paid in Capital                                         9,528,614
   Retained Earnings                                     (16,512,671)
                                                       -------------
      Total Stockholders' Equity                          (6,735,263)

           TOTAL EQUITY AND LIABILITIES                    5,564,111

See Notes to Financial Statements.

                          MEDPRO SAFETY PRODUCTS, INC.

                      STATEMENTS OF OPERATIONS (Unaudited)

                                                Jan-Sept 2007   Jan-Sept 2006
                                                -------------   -------------
INCOME/EXPENSE
   Income
   Sales                                               58,784          71,743
   Cost of Goods Sold                                 (10,182)        (16,676)
                                                -------------   -------------
      Gross Profit                                     48,602          55,067

Expense
   Selling Expenses                                   284,505         226,149
   Bank Charges                                         8,317             573
   Insurances                                          28,396          24,947
   Interest Expense                                   674,652       1,265,969
   Lease                                               13,500          13,988
   Professional Fees                                  490,485         177,351
   Capital Advisory Fees                               20,000               -
   Labor                                              262,341          26,734
   Taxes                                               22,698          11,622
   Product Development                                225,066         723,914
                                                -------------   -------------
      Total Expense                                 2,029,960       2,471,247

Net Ordinary Income                                (1,981,358)     (2,416,180)

Other Income/Expense
   Other Income                                        46,083          21,447
   Other Expense                                      (45,737)        (19,635)
                                                -------------   -------------
Total Other Income                                        346           1,812

NET INCOME (LOSS)                                  (1,981,012)     (2,414,368)


See Notes to Financial Statements.

                          MEDPRO SAFETY PRODUCTS, INC.

                      STATEMENTS OF CASH FLOWS (Unaudited)

                                                Jan-Sept 2007   Jan-Sept 2006
                                                -------------   -------------
OPERATING ACTIVITIES
 Net Income                                        (1,981,011)     (2,414,368)
 Adjustments to reconcile Net Income
   to net cash provided by operations:
   Receivables                                       (122,008)         (4,406)
   Prepaid Items                                       45,654               -
   Inventory                                          (31,932)         16,676
   Deferred Costs                                    (183,333)              -
   Payables                                            35,700         (62,647)
   Payroll Liabilities                                 14,879         (43,623)
   Accrued Expenses                                    92,851          23,441
                                                -------------   -------------

      Net Cash from Operations                     (2,129,200)     (2,484,927)

Investing Activities
   Depreciation                                         4,465          (3,920)
   Investments and M&A                             (2,650,216)       (989,122)
                                                -------------   -------------
      Net Cash from Investing Activities           (2,645,751)       (993,042)

Financing Activities
   Loans                                            7,641,642       2,587,075
   Assumption of Vacu-Mate
       Acquisition Deficit                         (2,514,899)              -
   Capital Stock AND Paid In Capital                  500,000       1,187,622
                                                -------------   -------------
Net Cash from Financing                             5,626,743       3,774,697

           NET CASH FOR PERIOD                        851,792         296,728

Beginning Period Cash                                  25,423           3,811
                                                -------------   -------------

Ending Cash Balance                                   877,215         300,539

See Notes to Financial Statements.

                   MedPro Safety Products, Inc, and Subsidiary
              Notes to Consolidated Financial Statements, Unaudited For the Nine Months Ended September 30, 2007 and 2006

NOTE 1 - NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING
         POLICIES

Nature of Business - MedPro Safety Products, Inc ("MedPro") was originally incorporated in Kentucky in 1995 and later in Delaware in 1999. VACUMATE, LLC ("VACUMATE"), a subsidiary of MedPro Safety Products, Inc at September 30, 2007 and 2006, was formed as a Kentucky Limited Liability Company in March of 2003. VACUMATE, LLC, was created in order to fund the acquisition of a safety blood collection system. The technology purchase was completed by VACUMATE, LLC, during 2004. MedPro Safety Products ("MPS") and VACUMATE, LLC (the "Company") are located in Lexington, Kentucky and are engaged in the business of selling medical equipment that protects the public from needle stick injuries and enhances the safety of patients and medical professionals in the healthcare industry. The Company has developed and /or acquired proprietary and unique technology that management believes will deliver the highest level of risk reduction technology to the industry.

Principles of Consolidation -The Company applies FIN 46(R), "Consolidation of Variable Interest Entities," and FASB 141 in its principles of consolidation. FIN 46 (R) addresses arrangements where a company does not hold a majority of the voting or similar interests of a variable interest entity (VIE). Under FIN 46 (R) a company must consolidate a VIE if it is determined that it is the primary beneficiary.

For the nine months ended September 30, 2007 and 2006, substantially all of the equity interests of MedPro and VACUMATE were represented by common ownership and MedPro had a direct equity ownership of 40 percent of VACUMATE. From inception until January 10, 2007, MedPro provided all management functions for VACUMATE under an agency agreement. On January 10, 2007 a merger was effected whereby MedPro issued approximately 13.7 million of its post-split shares (see Note 10) to acquire all of the then outstanding interests of the non-MedPro owners of VACUMATE. Upon the effective date of the merger, the non- MedPro owners of VACUMATE controlled 60% of the resulting company and the pre-merger shareholders of MedPro controlled 40% of the resulting company which continued under the name of MedPro Safety Products, Inc. The merger agreement was approved in principal by MedPro's Board of Directors and the Members of VACUMATE on August 24, 2006 and approved by the shareholders of MedPro on January 10, 2007.

As a result of the above relationships, including common management, ownership, and operations, these consolidated financial statements include the accounts of both MedPro and VACUMATE. Inter-company balances and transactions have been eliminated in consolidation.

Basis of Presentation - The accompanying consolidated financial statements (unaudited) have been prepared assuming the Company will continue as a going concern. The Company has incurred recurring losses from operations accumulating to $(16,512,671) at September 30,

NOTE 1 - NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING
         POLICIES (Continued)

2007, resulting in negative cash flows from operations. The Company has historically depended on borrowings to fund operations. See Notes 4, 5, and 6 for details of the Company's debt. At September 30, 2007, current liabilities exceeded current assets by $3,090,748 and total liabilities exceeded totals assets by $6,735,263. Management's plan for the Company to meet its cash flow needs through the end of 2007 and to ultimately achieve profitability is discussed below.

The Company has obtained from its Chairman and majority shareholder a commitment to provide it the necessary funding to meet its cash flow needs through the end of 2007. Also, the Company's Chairman and majority shareholder has personally guaranteed up to $5.5 million of the Company's bank debt. In return for the guarantee, the Chairman and majority shareholder are to receive a fee of $250,000 plus 6 percent interest on the $250,000 fee from January 1, 2007 until it is paid and the Chairman's personal guarantee is released by the bank.

Additionally, the Company has secured a contract with a major European-based multinational medical company for the supply of its blood collection safety devices over a five-year period. The contract is for more than 100 million units or approximately $30 million of product. The Company has obtained conditional financing commitments from third party lenders in amounts the Company believes will be sufficient to permit it to fulfill the contract requirements. There can be no assurances that the Company will meet the conditions to the financing commitments; that the financing arrangements will be sufficient to fulfill the requirements of the contract; or that fulfilling the contract will ultimately be profitable to the Company.

Accounting Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenues and Costs Recognition - The Company derives its revenues from the sales of protective needle equipment. Revenues and accounts receivable are currently derived from the sale of the Needlyzer(tm) (needle destruction device) and Safe-Mate(r) (safety dental needle) products. Revenues and accounts receivable are recognized when delivery has occurred and collectability is probable. The Company anticipates generating revenue from its tube-activated Vacu-Mate device by the end of the fourth quarter of 2007. Cost of goods sold includes all direct production costs and shipping and handling costs. General and administrative costs are charged to the appropriate expense as incurred.

Accounts Receivable - As is customary in the industry, the Company does not require collateral from customers in the ordinary course of business. Accounts receivable are stated at the amount management expects to collect from outstanding balances. Management provides for probable uncollected amounts through a charge to earnings and a credit to the allowance for doubtful

NOTE 1 - NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING
         POLICIES (Continued)

accounts based on its assessment of the current status of individual accounts. Management believes that all accounts receivables are collectible, and an allowance for doubtful accounts is not necessary at September 30, 2007 and 2006. The Company does not accrue finance charges on its past due accounts receivable. Balances that are still outstanding after management has used reasonable collection efforts are written off through a charge to the allowance and a credit to accounts receivable.

Inventory - Inventory consists of Safe-Mate(r) safety needles and Needlyzer(tm) devices and is carried at the lower of cost or market value on a first-in first-out basis. The Company took an inventory write down for its Needlyzer(tm) device, reflecting its policy to liquidate these inventories and discontinue efforts to market the device (See also Note 3).

Property and Equipment - Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization for assets placed in service is provided using the straight-line method over their estimated useful lives. The cost of normal maintenance and repairs is charged against earnings. Expenditures which significantly increase asset values or extend useful lives are capitalized. The gain or loss on the disposition of property and equipment is recorded in the year of disposition.

Intangible Assets - Intangible assets consist principally of intellectual properties such as regulatory product approvals and patents. Intangible assets are amortized using the units-of- production method over their estimated period of benefit, ranging from one to ten years upon being placed in full production. We evaluate the recoverability of intangible assets periodically and take into account events or circumstances that warrant revised estimates of useful lives or that indicate that impairment exists. All of our intangible assets are subject to amortization. No material impairments of intangible assets have been identified during any of the periods presented. Amortization was immaterial for all periods presented.

Research and Development Costs - Research and development costs are charged to expense as incurred. These expenses do not include an allocation of salaries and benefits for the personnel engaged in these activities. Although not expensed as research and development, all salaries and benefits for the periods ended September 30, 2007 and 2006, have been expensed. The Company incurred no research and development costs during the period ended September 30, 2007 and 2006, respectively.

Advertising - Advertising costs are expensed as incurred. The Company incurred $21,514 and $59,494 of such costs during the period ended September 30, 2007 and 2006, respectively.

Income Taxes -Income tax expense is provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes. Deferred taxes are recognized for differences between the basis of assets and liabilities for financial statement and income tax purposes. The differences relate primarily to the effects of net operating loss carry forwards and differing basis, depreciation methods, and lives of depreciable assets. The deferred

NOTE 1 - NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING
         POLICIES (Continued)

tax assets represent the future tax return consequences of those differences, which will be deductible when the assets are recovered.

Cash and Cash Equivalents - For the purposes of the Statements of Cash Flows, the Company considers cash and cash equivalents to be cash in all bank accounts, including money market and temporary investments that have an original maturity of three months or less.

Concentration of Credit Risk - From time to time during the periods ended September 30, 2007 and 2006, certain bank account balances were in excess of federally insured limits. The company has not experienced losses in such accounts and believes it is not exposed to any significant credit risk on cash.

Recent Accounting Pronouncements

In June 2006, FIN 48, "Accounting for Uncertainty in Income Taxes, "an interpretation of SFAS No. 109, clarifies the accounting for uncertainties in income taxes recognized in an enterprise's financial statements. The Interpretation requires that we determine whether it is more likely than not that a tax position will be sustained upon examination by the appropriate taxing authority. If a tax position meets the more likely than not recognition criteria, FIN 48 requires the tax position be measured at the largest amount of benefit greater than fifty percent (50%) likely of being realized upon ultimate settlement. This accounting standard is effective for fiscal years beginning after December 15, 2006. The effect, if any, of adopting FIN 48 is not expected to have a material effect on our financial position and results of operations.

In September 2006, the Staff of the SEC issued Staff Accounting Bulletin No. 108, "Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements" ("SAB No. 108"). SAB No. 108 provides guidance on the consideration of the effects of prior year misstatements in quantifying current year misstatements for the purpose of determining whether the current year's financial statements are materially misstated. SAB 108 is effective for the Company's fiscal year 2007 annual financial statements. The adoption of SAB 108 is not expected to have an impact on our financial position, results of operations or cash flows.

In September 2006, the FASB issued Statement No. 157, "Fair Value Measurements" ("SFAS 157"). This standard defines fair value, establishes the framework for measuring fair value in accounting principles generally accepted in the United States and expands disclosure about fair value measurements. This pronouncement applies under other accounting standards that require or permit fair value measurements.

Accordingly, this statement does not require any new fair value measurement. This statement is effective for fiscal years beginning after November 15, 2007 and interim periods within those fiscal years. We are currently evaluating the requirements of SFAS No. 157 and have not yet determined the impact on our financial statements.

NOTE 1 - NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING
         POLICIES (Continued)

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities-including an amendment of FAS 115 ("SFAS No.159"). SFAS No. 159 allows companies to choose, at specified election dates, to measure eligible financial assets and liabilities at fair value that are not otherwise required to be measured at fair value. Unrealized gains and losses shall be reported on items for which the fair value option has been elected in earnings at each subsequent reporting date. SFAS No. 159 also establishes presentation and disclosure requirements. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007 and will be applied prospectively. We are currently evaluating the impact of adopting SFAS No. 159 on our financial position, results of operations or cash flows.

NOTE 2 - ACQUISITION

During 2006, the Board of Directors authorized the acquisition of Key- Lok(tm) Needleless IV system. The effect of this acquisition is reflected in the September 30, 2007 financial statements. This entity was owned by Baton Ventures, LLC, which is managed by Baton Development, Inc., an entity owned by the Company's Vice Chairman. The Company has evaluated the product for approximately two years, during which the Company established a strategic plan for developing this product. The product has previously been manufactured, and it received a 510(k) clearance to market from the United States Food and Drug Administration (USFDA).

Key-Lok(tm) was initially pre-marketed through a number of potential customers and/or distributors, and through these efforts it was determined that the product required minor modifications to achieve acceptance in the marketplace. These modifications have been engineered but not integrated into existing tooling. The acquisition included all materials, production equipment tooling, assembly equipment, supplies, and a packaging machine. The Company agreed to purchase Key-Lok(tm) from Baton Ventures, LLC for 1,600,780 shares of common stock or approximately $989,000.

NOTE 3 - INVENTORY

The Company's legacy product, Needlyzer(tm), has not experienced the success anticipated by the Company. The Company has made a decision to discontinue its selling strategy regarding this product, and plans to liquidate its inventory completely. It is currently in negotiations with a customer that has expressed interest in purchasing the remaining inventories. This customer purchased 72 devices and related equipment from the Company in 2006 for approximately $315 per unit, and has indicated that they are working on a proposal to purchase the remaining inventory that the company has on hand. The Company has reduced the value of this inventory from its original cost to an amount that is equivalent to its estimated net realizable value less all applicable disposition costs. The write down of the inventory from its original cost occurred in December 31, 2004, and amounted to $394,474.

NOTE 4 - NOTES PAYABLE TO AND ADVANCES FROM SHAREHOLDERS

Notes payable to and advances from shareholders represent loans and advances received from officers, directors, shareholders, and entities in which they exert significant control over. They are comprised of the following:

                                                   September 30, 2007     September 30, 2006
                                                   ------------------     ------------------
Short-term advances with no stated terms
  settled in the ordinary course of business       $        3,536,847     $        3,584,980

Demand and Promissory Notes with
  interest rates and conversion features                      320,100                570,100

Other shareholder loans, advances and
  accrued expenses payable to shareholders                    159,922
                                                   ------------------     ------------------
                                                   $        4,016,869     $        4,155,080
                                                   ==================     ==================

The promissory notes generally contained interest rates ranging to 20% per annum plus penalty interest when they reached maturity and remained unpaid. At September 30, 2006 they included $570,100 in notes that by their terms were convertible at approximately $3.70 per share. The Company has made an offer to the holders of these convertible notes whereby they may convert their notes into shares of the Company's common stock at a rate of $0.65 per share. At September 30, 2007, the Company had retired $250,000 of these notes.

At September 30, 2007 and 2006, an additional $200,000 in promissory notes were payable to a Director of the Company. The notes are non- interest bearing until July 1, 2007 at which time interest accrues at 6% per annum. The Company has also offered to convert these notes into shares of the Company's common stock at a rate of $0.65 per share.

At September 30, 2007, the balance of the promissory notes was represented by a $2,000,000 note to a company controlled by the Company's Chairman. Interest on the outstanding principal balance will be calculated at 6.0%, beginning on January 1, 2007, on the then unpaid principal balance until the balance has been retired. Principal and all accrued interest on the note must be repaid on the date the Company completes an equity or debt financing resulting in gross proceeds to the Company of at least $6,000,000. The note also allows for various penalty provisions in the form of additional interest, as defined in the note, if all principal and accrued interest is not repaid by December 31, 2007. The note is callable if not repaid by December 31, 2008. The balance of this debt, in open note form, was $1,584,980 at September 30, 2006.

During 2006, approximately $2.6 million of the 2005 balance of promissory notes was repaid from the proceeds of the $5,000,000 term note discussed in Note 6. Also during 2006 another approximately $1.6 million of the 2005 balance of promissory notes were converted into shares of the Company stock.

NOTE 5 - RELATED PARTY TRANSACTIONS

The $2,000,000 demand note payable discussed in Note 4 above is to CRM Companies, Inc. ("CRM") an entity that is owned by the Company's Chairman, CEO, and majority stockholder. The note originated on September 1, 2006 as part of a corporate debt restructuring of the Company. CRM has continually loaned money to the Company, provided services for the Company, paid various Company related expenses directly, guaranteed Company loans, and subsidized the office lease expense on behalf of the Company, which is located in a building, owned by a partnership in which the Chairman is a partner. CRM agreed to forgive amounts otherwise owed or accruable to it under its loan agreements with the Company in exchange for 2,950,000 shares of common stock valued at $1,822,805 and a promissory note payable from the Company in the amount of $2,000,000. The Company recognized a gain of $1,294,526 in the last half of calendar year in connection with the debt forgiveness from CRM.

Prior to September 1, 2006, all monies advanced by CRM were considered advances with no definitive repayment terms. The balance of these advances totaled $1,657,581 at September 30, 2006.

In addition to the transactions discussed above and in Note 4, the company incurred interest expense on the indebtedness to shareholders totaling approximately $95 thousand for the nine months ended September 30, 2007. Accounts payable to officers and employees of the Company totaled approximately $297 thousand and $272 thousand at September 30, 2007 and 2006, respectively.

NOTE 6 - LONG-TERM DEBT

Long-term debt at September 30, 2007 and 2006 consists of the following:

                                                   September 30, 2007     September 30, 2006
                                                   ------------------     ------------------
Payable to Fifth Third Bank, Term Loan interest
payable at prime plus 2%, monthly payments of
$138,889 beginning August 2008, maturing
August 2011, collateralized by assignment of
intellectual properties                            $        5,000,000                      0

                                                   September 30, 2007     September 30, 2006
                                                   ------------------     ------------------
Payable to Fifth Third Bank, Revolving Line
of Credit, Interest at prime, payable monthly
beginning April 2007, due August 1, 2008                    1,492,500                      0

Payable to Whitaker Bank, Draw Loan, interest
payable at 7.5%, monthly payments of principal
and interest of $10,000, due through
July 23, 2010, secured by certain inventory
of the Company.                                               373,246                518,095
                                                   ------------------     ------------------
                                                   $        6,865,746     $          518,095
                                                   ==================     ==================

The revolving line of credit, as amended in May 2007, permits the Company to draw up to $1,500,000.

  Maturities of long-term debt are summarized as follows:

                               2007             $    21,561
                               2008               1,839,357
                               2009               1,476,724
                               2010               1,734,234
                               2011               1,589,327
                                                -----------
                                                $ 6,661,203
                                                ===========

NOTE 7 - SHAREHOLDERS' EQUITY

The Company maintains two classes of stock. Common stock with a par value of $0.01 per share, and Preferred Class A Stock with a par value of $.01 per share. The Company was authorized to issue 25,000,000 shares of Common Stock and 5,000,000 shares of Preferred Class A Stock. The Company had outstanding 24,879,333 and 22,974,583 shares of Common Stock at September 30, 2007 and 2006, respectively, and no Preferred Class A Stock. In addition there were also options to acquire common stock that were outstanding at September 30, 2007 and 2006, in the amounts of 10,000 and 25,000, respectively. The options that were outstanding at September 30, 2007 and 2006, were not issued as part of a plan, but were issued as inducements for investors and shareholders to provide funding.

The Preferred Class A Stock is cumulative with liquidation preferences and is convertible, at the option of the holder, at any time into shares of common stock. The Preferred Class A Stock also carries an automatic conversion feature in the event that the Company raises at least $20 million dollars in a public offering.

During the year ended December 31, 2005:

Baton Ventures, LLC, an entity managed by Baton Development, Inc., an entity owned by the Company's Vice Chairman, converted its Convertible Note, in the amount of $1,000,000, and executed a total of 1,618,313 options associated with this note. In return for interest earned on its Convertible Note made to the Company through December 2005 and subsequently converted (above), the Company settled the interest amount and issued 798,372 shares of Common Stock to Baton Ventures, LLC and its participating investors for the total accrued interest amount of $493,336.

Also, Baton Ventures, LLC converted additional loans totaling $50,000 made to the Company, and executed a total of 80,915 options associated with those loans. For interest earned on this additional investment of $50,000, the Company settled the accrued interest of $24,667 and issued an additional 39,919 shares of Common Stock to Baton Ventures, LLC.

In return for loans totaling $117,320 made to the Company by Baton Development, Inc., an entity owned by the Company's Vice Chairman, from April 2003 through December 2005, the Company issued 312,853 shares of Common Stock to Baton Development, Inc.

During the year ended December 31, 2006:

In recognition for service to the Company, the Board of Directors granted a total of 450,000 shares of stock to its Board members and Corporate Secretary. Each person received a grant of 25,000 shares each year for the years 2003, 2004, and 2005, as the Board had not issued any shares or compensation to its Board during that period.

In return for the execution of a debt reduction agreement with the Company, CRM agreed to waive all associated warrants, current loans, accrued interest payable, and all other considerations in return for the note payable of $2,000,000 discussed in Note 4 and a grant of 2,950,000 shares of common stock. At the time of the agreement, CRM had loans in excess of $3,000,000, associated warrants for the issuance of these loans, accrued management fees payable, and estimated accrued interest due in excess of $1,500,000. CRM agreed to eliminate or forgive all debt, interest payable, warrants, options, and any other associated compensation due in exchange for the common shares and the note payable. This completes consideration of notes, payments, and all other activities executed by CRM during the period from January 1999 through September 2006, see note 5 for more details.

The Company elected to acquire a needleless IV system, known as Key- Lok(tm), a product owned by Baton Ventures, LLC, an entity managed by Baton Development, Inc., an entity owned by the Company's Vice Chairman. The purchase was accomplished with stock, and was acquired for a total of 1,600,780 shares and the assumption of outstanding legal bills of approximately $10,000.

In addition, Baton Ventures, LLC elected to convert a total of $452,000 in additional bridge loans to capital stock. These loans were capitalized with the issuance of 731,510 shares of common stock.

An entity that had previously performed accounting and tax services for the Company, elected to convert its outstanding receivable with the Company. A Board member and corporate Treasurer, was a member of this firm. The total outstanding payable of $37,099 was capitalized with the issuance of 60,040 shares of Common Stock to the firm's three partners, including the Board member, in equal number of shares.

Also during 2006, three shareholders converted notes/accounts payable to shares of common stock. Two note holders converted $98,500 in outstanding notes payable to 159,462 shares of common stock, and one shareholder/employee converted $100,000 of the Company's account payable to him into 161,838 shares of common stock.

NOTE 8 - INCOME TAXES

The company incurred no current or net deferred income tax expense or benefit for the six months periods ended September 30, 2007 and 2006. Deferred income taxes reflect the net effects of temporary differences between the carrying amount of assets and liabilities for financial statement purposes and the amounts used for income tax purposes. Please see the footnotes to the audited statements for deferred tax analysis as of the years ended December 31, 2006 and 2005.

NOTE 9 - LEASE COMMITMENT WITH RELATED PARTY

The Company leases its office and storage facility in Lexington, Kentucky, under a non-cancelable operating lease with a related party. On January 10, 2007, the Company signed a lease addendum that among other things extended the term of the April 16, 1998 lease. The addendum allowed for an extension of the original lease through August 2012 in accordance with renewal language in the 1998 lease. The addendum also contains two five year extension options. The addendum also acknowledged that the company was in good standing and was not in arrears on lease payments or in default of any provisions within the lease or subsequent addendums. The addendum calls for payments of $3,500 each month for the period from January 1, 2007, through July 31, 2007.

Monthly lease payments will increase to $6,500 beginning August 1, 2007, and continuing for the remainder of the initial five year lease term.

Total lease expense was $13,500 and $13,988 for the nine months ended June 30, 2007 and 2006, respectively. Future minimum annual lease payments at September 30, 2007, are as follows:

                          2007             $    19,500
                          2008                  78,000
                          2009                  78,000
                          2010                  78,000
                          2011                  78,000
                          2012                  52,000

NOTE 10 - SUBSEQUENT EVENTS

As discussed in Note 1, on January 10, 2007 the Company affected the share exchange in connection with its merger with VACUMATE, LLC. This merger was approved by the Board of Directors in 2006, and approved by its shareholders at the Annual Shareholders Meeting. The merger was a stock for stock merger that provided MedPro shareholders with a post- merger ownership of 40.0% and the non-MedPro members of VACUMATE, LLC, an ownership of 60.0% in the newly merged company. All members of VACUMATE, LLC, were existing Company shareholders. The transaction was completed utilizing a reverse stock split whereby then existing MedPro shareholders received .4 newly issued shares for each share then held and post-split shares were issued to the non-MedPro members of VACUMATE, LLC. Following the reverse stock split and merger, the company had approximately 22.8 million post-split shares issued and outstanding. The Company also amended its charter to authorize up to 25 million shares of its common stock.

     Report of Independent Registered Public Accounting Firm

To the Board of Directors and
Shareholders of MedPro Safety Products, Inc.:

We have audited the accompanying consolidated balance sheets of MedPro Safety Products, Inc. and Subsidiary as of December 31, 2006 and 2005, and the related consolidated statements of operations, shareholders' deficiency and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of MedPro Safety Products, Inc. and Subsidiary as of December 31, 2006 and 2005, and the results of their operations and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Rodefer Moss & Co., PLLC
----------------------------
Knoxville, Tennessee
August 13, 2007

                   MEDPRO SAFETY PRODUCTS, INC. and SUBSIDIARY
                           Consolidated Balance Sheets
                           December 31, 2006 and 2005

                                            2006           2005
                                         ----------     ----------
ASSETS

Current Assets
  Cash                                   $   59,954     $    3,811
  Accounts receivable                         4,576          6,273
  Inventory                                 515,013        551,128
  Other current assets                       45,654              -
                                         ----------     ----------

    Total current assets                    625,197        561,212
                                         ----------     ----------

Property and Equipment
  Equipment and tooling                     500,000              -
  Leasehold improvements                     44,764         44,764
  Furniture and fixtures                     37,025         33,730
  Trade show booth                            7,341          3,421
                                         ----------     ----------
                                            589,130         81,915

Less: accumulated depreciation               71,695         66,172
                                         ----------     ----------

Property and equipment, net                 517,435         15,743
                                         ----------     ----------

Other Assets
  Intellectual properties                 3,314,547      2,825,425
  Deferred financing costs                  183,333              -
                                         ----------     ----------

    Total other assets                    3,497,880      2,825,425
                                         ----------     ----------

    Total assets                         $4,640,512     $3,402,380
                                         ==========     ==========

See notes to consolidated financial statements.

                   MEDPRO SAFETY PRODUCTS, INC. and SUBSIDIARY
                           Consolidated Balance Sheets
                           December 31, 2006 and 2005

                                            2006           2005
                                         ----------     ----------
LIABILITIES AND SHAREHOLDERS' DEFICIENCY
Current Liabilities
  Accounts payable and accrued expenses  $  831,031     $  782,780
  Accrued interest payable                  576,222      2,760,339
  Current portion of long term debt          83,991         77,484
  Notes payable to and advances from
    shareholders                          2,961,216      7,365,708
                                         ----------    -----------

      Total current liabilities           4,452,460     10,986,311
                                         ----------    -----------
Long-Term Liabilities
  Notes payable - long term portion       5,609,104        518,095
                                         ----------    -----------

Total liabilities                        10,061,564     11,504,406
                                         ----------    -----------

Shareholders' Deficiency
  Common stock
    $.01 par value; 25,000,000 shares
    authorized; 22,795,529 and
    16,681,899 shares issued and
    outstanding                             227,955       166,819
  Additional paid-in capital              9,536,206     5,895,087
  Accumulated deficit                   (15,185,213)   (14,163,932)
                                         ----------    -----------

     Total shareholders' deficiency      (5,421,052)   (8,102,026)
                                         ----------    -----------

     Total liabilities and
     shareholders' deficiency            $4,640,512    $ 3,402,380
                                         ==========    ===========

See notes to consolidated financial statements.

                   MEDPRO SAFETY PRODUCTS, INC. and SUBSIDIARY
                      Consolidated Statements of Operations
                 For the Years Ended December 31, 2006 and 2005

                                            2006           2005
                                        -----------    -----------
Sales
  Needlyzer                             $    20,565    $    10,741
  SafeMate                                   60,803         48,054
                                        -----------    -----------

     Total sales                             81,368         58,795

Cost of Goods Sold                           38,016         41,609
                                        -----------    -----------

     Gross profit                            43,352         17,186
                                        -----------    -----------

Operating Expenses
  Salaries, wages, and payroll taxes        496,322            182
  Product development costs                 352,952        114,100
  Professional and insurance                156,294        140,803
  General and administrative                271,473         74,379
  Travel and entertainment                  103,729         14,628
  Depreciation and amortization               5,523          9,315
                                        -----------    -----------

     Total operating expenses             1,386,293        353,407

     Loss from operations                (1,342,941)      (336,221)
                                        -----------    -----------

Other Income (Expenses)
  Interest expense                         (985,202)    (2,972,174)
  Income from debt forgiveness with
    related party                         1,294,526              -
  Interest income                            22,289              -
  Other                                      (9,953)        21,846
                                        -----------    -----------

     Total other income (expenses)          321,660     (2,950,328)
                                        -----------    -----------

Provision for income taxes                        -              -
                                        -----------    -----------

     Net loss                           $(1,021,281)   $(3,286,549)
                                        ===========    ===========

See notes to consolidated financial statements.

                   MEDPRO SAFETY PRODUCTS, INC. and SUBSIDIARY
           Consolidated Statements of Changes in Stockholders' Equity
                 For the Years Ended December 31, 2006 and 2005

                                                Common Stock         Additional
                                          ------------------------    Paid-In      Accumulated
                                            Shares        Amount      Capital      Deficiency         Total
                                          ----------   -----------   -----------  ------------    ------------

Balance, January 1, 2005                  11,183,492   $   111,835   $ 2,435,363  $ (10,877,383)  $ (8,330,185)

Shares issued in conversion of debt        5,498,407        54,984     3,342,551                     3,397,535

Capital contributed through payment of
  expenses by the Company's
  shareholders                                    -              -       117,173                       117,173

Net loss                                 (3,286,549)    (3,286,549)
                                         ----------    -----------   -----------  ------------    ------------

Balance, December 31, 2005               16,681,899    $   166,819   $ 5,895,087  $(14,163,932)   $ (8,102,026)

Shares issued in conversion of debt       4,062,850         40,629     2,394,450                     2,435,079

Shares issued for equipment and
  intangibles                             1,600,780         16,008       973,114                       989,122

Shares issued in payment of services        450,000          4,500       273,555                       278,055

Net loss                                                                            (1,021,281)     (1,021,281)
                                         ----------    -----------   -----------  ------------    ------------

Balance, December 31, 2006               22,795,529    $   227,955   $ 9,536,206  $(15,185,213)   $ (5,421,052)
                                         ==========    ===========   ===========  ============    ============

See notes to consolidated financial statements.

                   MEDPRO SAFETY PRODUCTS, INC. and SUBSIDIARY
                      Consolidated Statements of Cash Flows
                 For the Years Ended December 31, 2006 and 2005

                                                      2006           2005
                                                   -----------    -----------

Cash Flows From Operating Activities
  Net loss                                         $(1,021,281)  $ (3,286,549)
  Adjustments to reconcile net loss to net cash
    flows from operating activities:
      Depreciation                                       5,523          9,315
      Amortization of financing costs                   16,667              -
      Stock issued for services                        278,055              -
      Gain on retirement of debt                    (1,294,526)             -
      Payment of expenses by shareholders in
        contribution of capital                              -        117,173
      Changes in operating assets and liabilities
        Accounts receivable                              1,697         (5,761)
        Inventory                                       36,115        (57,018)
        Other current assets                           (45,654)             -
        Accounts payable and accrued expenses         (101,749)        (3,021)
        Accrued interest payable                      (103,759)        456,513
                                                   -----------    -----------

Net cash flows from operating activities            (2,228,912)    (2,769,348)

Cash Flows From Investing Activities
Purchases of property and equipment                     (7,216)             -
                                                   -----------    -----------

Net cash flows from investing activities                (7,216)             -
                                                   -----------    -----------

Cash Flows From Financing Activities
  Proceeds from bank borrowings                      5,175,000              -
  Proceeds from issuance of notes to and
    advances from shareholders                         200,000      2,832,340
  Payments on notes payable and advances
    from shareholders                               (3,082,729)       (69,596)
                                                   -----------    -----------

Net cash flows from financing activities             2,292,271      2,762,744
                                                   -----------    -----------

Net increase (decrease) in cash                         56,143         (6,604)

Cash at the Beginning of the Year                        3,811         10,415
                                                   -----------    -----------

Cash at the End of the Year                        $    59,954    $     3,811
                                                   ===========    ===========

Supplemental Disclosures of Cash Flow
  Information

Cash paid for interest                             $ 1,076,213    $    50,404
                                                   ===========    ===========

Supplemental Disclosure of Non-Cash Investing and Financing Activities

    Issuance of common stock for equipment
      and tooling and intellectual properties      $   989,121    $         -
                                                   ===========    ===========
    Issuance of common stock in settlement of
      debt                                         $ 2,435,079    $ 3,397,535
                                                   ===========    ===========

See notes to consolidated financial statements.

                   MEDPRO SAFETY PRODUCTS, INC. AND SUBSIDIARY
             Notes to Consolidated Financial Statements (continued)
                           December 31, 2006 and 2005

NOTE 1 - NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING
         POLICIES

Nature of Business - MedPro Safety Products, Inc ("MedPro") was originally incorporated in Kentucky in 1995 and later in Delaware in 1999. VACUMATE, LLC ("VACUMATE"), a subsidiary of MedPro Safety Products, Inc at December 31, 2006 and 2005, was formed as a Kentucky Limited Liability Company in March of 2003. VACUMATE, LLC, was created in order to fund the acquisition of a safety blood collection system. The technology purchase was completed by VACUMATE, LLC, during 2004. MedPro Safety Products ("MPS") and VACUMATE, LLC (the "Company") are located in Lexington, Kentucky and are engaged in the business of selling medical equipment that protects the public from needle stick injuries and enhances the safety of patients and medical professionals in the healthcare industry. The Company has developed and /or acquired proprietary and unique technology that management believes will deliver the highest level of risk reduction technology to the industry.

Principles of Consolidation - The Company applies FIN 46(R), "Consolidation of Variable Interest Entities," and FASB 141 in its principles of consolidation. FIN 46 (R) addresses arrangements where a company does not hold a majority of the voting or similar interests of a variable interest entity (VIE). Under FIN 46 (R) a company must consolidate a VIE if it is determined that it is the primary beneficiary.

For the years ended December 31, 2006 and 2005, substantially all of the equity interests of MedPro and VACUMATE were represented by common ownership and MedPro had a direct equity ownership of 40 percent of VACUMATE. From inception until January 10, 2007, MedPro provided all management functions for VACUMATE under an agency agreement. On January 10, 2007 a merger was effected whereby MedPro issued approximately 13.7 million of its post-split shares (see Note 10) to acquire all of the then outstanding interests of the non- MedPro owners of VACUMATE. Upon the effective date of the merger, the non-MedPro owners of VACUMATE controlled 60% of the resulting company and the pre-merger shareholders of MedPro controlled 40% of the resulting company which continued under the name of MedPro Safety Products, Inc. The merger agreement was approved in principal by MedPro's Board of Directors and the Members of VACUMATE on August 24, 2006 and approved by the shareholders of MedPro on January 10, 2007. As a result of the above relationships, including common management, ownership, and operations, these consolidated financial statements include the accounts of both MedPro and VACUMATE. Inter-company balances and transactions have been eliminated in consolidation.

Basis of Presentation - The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. The Company has incurred recurring losses from operations accumulating to $(15,185,213) at December 31, 2006, resulting in negative cash flows from operations. The Company has historically depended on borrowings to fund operations. See Notes 4, 5, and 6 for details of the Company's debt. At December 31, 2006, current liabilities exceeded current assets by $3,827,263 and total liabilities exceeded totals assets by $5,421,052. Management's plan for the Company to meet its cash flow needs through the end of 2007 and to ultimately achieve profitability is discussed below.

The Company has obtained from its Chairman and majority shareholder a commitment to provide it the necessary funding to meet its cash flow needs through the end of 2007. Also, the Company's Chairman and majority shareholder has personally guaranteed up to $5.5 million of the Company's bank debt. In return for the guarantee, the Chairman and majority shareholder are to receive a fee of $250,000 plus 6 percent interest on the $250,000 fee from January 1, 2007 until it is paid and the Chairman's personal guarantee is released by the bank.

                   MEDPRO SAFETY PRODUCTS, INC. AND SUBSIDIARY
             Notes to Consolidated Financial Statements (continued)
                           December 31, 2006 and 2005

NOTE 1 - NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING
         POLICIES (Continued)

Additionally, the Company has secured a contract with a major European-based multinational medical company for the supply of its blood collection safety devices over a five-year period. The contract is for more than 100 million units or approximately $30 million of product. The Company has obtained conditional financing commitments from third party lenders in amounts the Company believes will be sufficient to permit it to fulfill the contract requirements. There can be no assurances that the Company will meet the conditions to the financing commitments; that the financing arrangements will be sufficient to fulfill the requirements of the contract; or that fulfilling the contract will ultimately be profitable to the Company.

Accounting Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenues and Costs Recognition - The Company derives its revenues from the sales of protective needle equipment. Revenues and accounts receivable are currently derived from the sale of the Needlyzer(tm) (needle destruction device) and Safe-Mate(r) (safety dental needle) products. Revenues and accounts receivable are recognized when delivery has occurred and collectability is probable. The Company anticipates generating revenue from its tube-activated Vacu-Mate device by the end of the third quarter of 2007.

Cost of goods sold includes all direct production costs and shipping and handling costs. General and administrative costs are charged to the appropriate expense as incurred.

Accounts Receivable - As is customary in the industry, the Company does not require collateral from customers in the ordinary course of business. Accounts receivable are stated at the amount management expects to collect from outstanding balances. Management provides for probable uncollected amounts through a charge to earnings and a credit to the allowance for doubtful accounts based on its assessment of the current status of individual accounts. Management believes that all accounts receivables are collectible, and an allowance for doubtful accounts is not necessary at December 31, 2006 and 2005. The Company does not accrue finance charges on its past due accounts receivable. Balances that are still outstanding after management has used reasonable collection efforts are written off through a charge to the allowance and a credit to accounts receivable.

Inventory - Inventory consists of Safe-Mate(r) safety needles and Needlyzer(tm) devices and is carried at the lower of cost or market value on a first-in first-out basis. The Company took an inventory write down for its Needlyzer(tm) device, reflecting its policy to liquidate these inventories and discontinue efforts to market the device (See also Note 3).

Property and Equipment - Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization for assets placed in service is provided using the straight-line method over their estimated useful lives. The cost of normal maintenance and repairs is charged against earnings. Expenditures which significantly increase asset values or extend useful lives are capitalized. The gain or loss on the disposition of property and equipment is recorded in the year of disposition.

Intangible Assets - Intangible assets consist principally of intellectual properties such as regulatory product approvals and patents. Intangible assets are amortized using the units-of- production method over their estimated period of benefit, ranging from one to ten years upon being placed in full production. We evaluate the recoverability of intangible assets periodically and take into account events or circumstances that warrant revised estimates of useful lives or that indicate that impairment exists. All of our intangible assets are subject

                   MEDPRO SAFETY PRODUCTS, INC. AND SUBSIDIARY
             Notes to Consolidated Financial Statements (continued)
                           December 31, 2006 and 2005

NOTE 1 - NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING
         POLICIES (Continued)

to amortization. No material impairments of intangible assets have been identified during any of the periods presented. Amortization was immaterial for all periods presented.

Research and Development Costs - Research and development costs are charged to expense as incurred. These expenses do not include an allocation of salaries and benefits for the personnel engaged in these activities. Although not expensed as research and development, all salaries and benefits for the years ended December 31, 2006 and 2005, have been expensed. The Company incurred no research and development costs during the years ended December 31, 2006 and 2005, respectively.

Advertising - Advertising costs are expensed as incurred. The Company incurred $71,277 and $66 of such costs during the years ended December 31, 2006 and 2005, respectively.

Income Taxes -Income tax expense is provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes. Deferred taxes are recognized for differences between the basis of assets and liabilities for financial statement and income tax purposes. The differences relate primarily to the effects of net operating loss carry forwards and differing basis, depreciation methods, and lives of depreciable assets. The deferred tax assets represent the future tax return consequences of those differences, which will be deductible when the assets are recovered.

Cash and Cash Equivalents - For the purposes of the Statements of Cash Flows, the Company considers cash and cash equivalents to be cash in all bank accounts, including money market and temporary investments that have an original maturity of three months or less.

Concentration of Credit Risk - From time to time during the years ended December 31, 2006 and 2005, certain bank account balances were in excess of federally insured limits. The company has not experienced losses in such accounts and believes it is not exposed to any significant credit risk on cash.

Recent Accounting Pronouncements

In June 2006, FIN 48, "Accounting for Uncertainty in Income Taxes," an interpretation of SFAS No. 109, clarifies the accounting for uncertainties in income taxes recognized in an enterprise's financial statements. The Interpretation requires that we determine whether it is more likely than not that a tax position will be sustained upon examination by the appropriate taxing authority. If a tax position meets the more likely than not recognition criteria, FIN 48 requires the tax position be measured at the largest amount of benefit greater than fifty percent (50%) likely of being realized upon ultimate settlement. This accounting standard is effective for fiscal years beginning after December 15, 2006. The effect, if any, of adopting FIN 48 is not expected to have a material affect on our financial position and results of operations.

In September 2006, the Staff of the SEC issued Staff Accounting Bulletin No. 108, "Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements" ("SAB No. 108"). SAB No. 108 provides guidance on the consideration of the effects of prior year misstatements in quantifying current year misstatements for the purpose of determining whether the current year's financial statements are materially misstated. SAB 108 is effective for the Company's fiscal year 2007 annual financial statements. The adoption of SAB 108 is not expected to have an impact on our financial position, results of operations or cash flows.

In September 2006, the FASB issued Statement No. 157, "Fair Value Measurements" ("SFAS 157"). This standard defines fair value, establishes the framework for measuring fair value in accounting principles generally accepted in the United States and expands disclosure about fair value measurements. This pronouncement applies under other accounting standards that require or permit fair value measurements.

                   MEDPRO SAFETY PRODUCTS, INC. AND SUBSIDIARY
             Notes to Consolidated Financial Statements (continued)
                           December 31, 2006 and 2005

NOTE 1 - NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING
         POLICIES (Continued)

Accordingly, this statement does not require any new fair value measurement. This statement is effective for fiscal years beginning after November 15, 2007 and interim periods within those fiscal years. We are currently evaluating the requirements of SFAS No. 157 and have not yet determined the impact on our financial statements.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities-including an amendment of FAS 115 ("SFAS No.159"). SFAS No. 159 allows companies to choose, at specified election dates, to measure eligible financial assets and liabilities at fair value that are not otherwise required to be measured at fair value. Unrealized gains and losses shall be reported on items for which the fair value option has been elected in earnings at each subsequent reporting date. SFAS No. 159 also establishes presentation and disclosure requirements. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007 and will be applied prospectively. We are currently evaluating the impact of adopting SFAS No. 159 on our financial position, results of operations or cash flows.

NOTE 2 - ACQUISITION

During 2006, the Board of Directors authorized the acquisition of Key-Lok(tm) Needleless IV system. This entity was owned by Baton Ventures, LLC, which is managed by Baton Development, Inc., an entity owned by the Company's Vice Chairman. The Company has evaluated the product for approximately two years, during which the Company established a strategic plan for developing this product. The product has previously been manufactured, and it received a 510(k) clearance to market from the United States Food and Drug Administration (USFDA). Key-Lok was initially pre-marketed through a number of potential customers and/or distributors, and through these efforts it was determined that the product required minor modifications to achieve acceptance in the marketplace. These modifications have been engineered but not integrated into existing tooling. The acquisition included all materials, production equipment tooling, assembly equipment, supplies, and a packaging machine. The Company agreed to purchase Key-Lok from Baton Ventures, LLC for 1,600,780 shares of common stock or approximately $989,000.

NOTE 3 - INVENTORY

The Company's legacy product, Needlyzer(tm), has not experienced the success anticipated by the Company. The Company has made a decision to discontinue its selling strategy regarding this product, and plans to liquidate its inventory completely. It is currently in negotiations with a customer that has expressed interest in purchasing the remaining inventories. This customer purchased 72 devices and related equipment from the Company in 2006 for approximately $315 per unit, and has indicated that they are working on a proposal to purchase the remaining inventory that the company has on hand. The Company has reduced the value of this inventory from its original cost to an amount that is equivalent to its estimated net realizable value less all applicable disposition costs. The write down of the inventory from its original cost occurred in December 31, 2004, and amounted to $394,474.

                   MEDPRO SAFETY PRODUCTS, INC. AND SUBSIDIARY
             Notes to Consolidated Financial Statements (continued)
                           December 31, 2006 and 2005

NOTE 4 - NOTES PAYABLE TO AND ADVANCES FROM SHAREHOLDERS

Notes payable to and advances from shareholders represent loans and advances received from officers, directors, shareholders and entities in which they exert significant control over. They are comprised of the following:

                                                      2006            2005
                                                 -------------   -------------
Short-term advances with no stated terms
  settled in the ordinary course of business     $     191,116   $     331,320

Demand and Promissory Notes with
  interest rates and conversion features             2,770,100       7,034,388
                                                 -------------   -------------

                                                 $   2,961,216   $   7,365,708
                                                 =============   =============

The promissory notes generally contained interest rates ranging to 20% per annum plus penalty interest when they reached maturity and remained unpaid. At December 31, 2006 and 2005 they included $570,100 in notes that by their terms were convertible at approximately $3.70 per share. The Company has made an offer to the holders of these convertible notes whereby they may convert their notes into shares of the Company's common stock at a rate of $0.65 per share. At December 31, 2006 and 2005, an additional $200,000 in promissory notes were payable to a Director of the Company. The notes are non-interest bearing until July 1, 2007 at which time interest accrues at 6% per annum. The Company has also offered to convert these notes into shares of the Company's common stock at a rate of $0.65 per share. At December 31, 2006, the balance of the promissory notes was represented by a $2,000,000 note to a company controlled by the Company's Chairman as described in the next paragraph.

Interest on the outstanding principal balance will be calculated at 6.0%, beginning on January 1, 2007, on the then unpaid principal balance until the balance has been retired. Principal and all accrued interest on the note must be repaid on the date the Company completes an equity or debt financing resulting in gross proceeds to the Company of at least $6,000,000. The note also allows for various penalty provisions in the form of additional interest, as defined in the note, if all principal and accrued interest is not repaid by December 31, 2007. The note is callable if not repaid by December 31, 2008.

During 2006, approximately $2.6 million of the 2005 balance of promissory notes was repaid from the proceeds of the $5,000,000 term note discussed in Note 6. Also during 2006, another approximately $1.6 million of the 2005 balance of promissory notes were converted into shares of the Company stock.

Subsequent to December 31, 2006, the Company has repaid $250,000 of the convertible promissory notes discussed above.

NOTE 5 - RELATED PARTY TRANSACTIONS

The $2,000,000 demand note payable discussed in Note 4 above is to CRM Companies, Inc. ("CRM") an entity that is owned by the Company's Chairman, CEO, and majority stockholder. The note originated on September 1, 2006 as part of a corporate debt restructuring of the Company. CRM has continually loaned money to the Company, provided services for the Company, paid various Company related expenses directly, guaranteed Company loans, and subsidized the office lease expense on behalf of the Company, which is located in a building, owned by a partnership in which the Chairman is a partner. CRM agreed to forgive amounts otherwise owed or accruable to it under its loan agreements with the Company in exchange for 2,950,000 shares of common stock valued at $1,822,805 and a promissory note payable from the Company in the amount of $2,000,000. The Company recognized a gain of $1,294,526 in connection with the debt forgiveness from CRM.

                   MEDPRO SAFETY PRODUCTS, INC. AND SUBSIDIARY
             Notes to Consolidated Financial Statements (continued)
                           December 31, 2006 and 2005

NOTE 5 - RELATED PARTY TRANSACTIONS (continued)

Prior to September 1, 2006, all monies advanced by CRM were considered advances with no definitive repayment terms. The balance of these advances totaled $3,188,363 at December 31, 2005.

In addition to the transactions discussed above and in Note 4, the company incurred interest expense on the indebtedness to shareholders totaling approximately $415 thousand and $2.8 million for the years ended December 31, 2006 and 2005, respectively. Accounts payable to officers and employees of the Company totaled approximately $195 thousand and $295 thousand at December 31, 2006 and 2005, respectively.

NOTE 6 - LONG-TERM DEBT

 Long-term debt at December 31, 2006 and 2005 consists of the following:

                                                      2006            2005
                                                 -------------   -------------
Payable to Fifth Third Bank, Term Loan, interest
  payable at prime plus 2%, monthly payments of
  $138,889 beginning August 2008, maturing
  August 1, 2011, collateralized by an
  assignment of intellectual properties          $   5,000,000   $           -

Payable to Fifth Third Bank, Revolving Line of
  Credit, interest at prime, monthly beginning
  April 2007, due August 1, 2008                       175,000               -

Payable to Whitaker Bank, Draw Loan, interest
  payable at 7.5%, monthly payments of
  principal and interest of $10,000, due
  through July 23, 2010, secured by certain
  inventory of the Company                             518,095         595,579
                                                 -------------   -------------

                                                     5,693,095         595,579

Less:  current portion                                  83,991          77,484
                                                 -------------   -------------

Long-term portion                                $   5,609,104   $     518,095
                                                 =============   =============

The revolving line of credit, as amended in March 2007, permits the Company to draw up to $1,000,000.

  Maturities of long-term debt are summarized as follows:

                                        2008                959,956
                                        2009              1,764,205
                                        2010              1,912,721
                                        2011                972,222
                                                        -----------
                                                        $ 5,609,104
                                                        ===========

                   MEDPRO SAFETY PRODUCTS, INC. AND SUBSIDIARY
             Notes to Consolidated Financial Statements (continued)
                           December 31, 2006 and 2005

NOTE 7 - SHAREHOLDERS' EQUITY

The Company maintains two classes of stock. Common stock with a par value of $0.01 per share, and Preferred Class A Stock with a par value of $.01 per share. The Company was authorized to issue 25,000,000 shares of Common Stock and 5,000,000 shares of Preferred Class A Stock. The Company had outstanding 22,795,529 and 16,681,899 shares of Common Stock at December 31, 2006 and 2005, respectively, and no Preferred Class A Stock. In addition there were also options to acquire common stock that were outstanding at December 31, 2006 and 2005, in the amounts of 25,000 and 103,337, respectively. The options that were outstanding at December 31, 2006 and 2005, were not issued as part of a plan, but were issued as inducements for investors and shareholders to provide funding. Of the 103,337 options outstanding at December 31, 2005, 78,337 options expired unexecuted during the year ended December 31, 2006.

The Preferred Class A Stock is cumulative with liquidation preferences and is convertible, at the option of the holder, at any time into shares of common stock. The Preferred Class A Stock also carries an automatic conversion feature in the event that the Company raises at least $20 million dollars in a public offering.

During the year ended December 31, 2005:

Baton Ventures, LLC, an entity managed by Baton Development, Inc., an entity owned by the Company's Vice Chairman, converted its Convertible note, in the amount of $1,000,000, and executed a total of 1,618,313 options associated with this note.

In return for interest earned on its Convertible Note made to the Company from April 2003 through December 2005 and subsequently converted (above), the Company settled the interest amount and issued 798,372 shares of Common Stock to Baton Ventures, LLC and its participating investors for the total accrued interest amount of $493,336. In return for loans totaling $312,853 made to the Company from April 2003 through December 2005, the Company issued 312,853 shares of Common Stock to Baton Development, Inc., an entity owned by the Company's Vice Chairman. Also, for additional loans totaling $50,000 made to the Company from April 2003 through December 2005, the company issued an additional 80,915 shares to Baton Development, Inc. For interest earned on this additional investment of $50,000 the Company settled the accrued interest of $24,667 and issued an additional 39,919 shares to Baton Development, Inc.

In return for loans totaling $993,013 made to the Company from April 2003 through December 2005, the Company issued 2,648,035 shares to CRM, an entity owned by the Company's Chairman. Issuance of these shares was made and approved by the Board of Directors.

During the year ended December 31, 2006:

In recognition for service to the Company, the Board of Directors granted a total of 450,000 shares of stock to its Board members and Corporate Secretary. Each person received a grant of 25,000 shares each year for the years 2003, 2004, and 2005, as the Board had not issued any shares or compensation to its Board during that period.

In return for the execution of a debt reduction agreement with the Company, CRM agreed to waive all associated warrants, current loans, accrued interest payable, and all other considerations in return for the note payable of $2,000,000 discussed in Note 4 and a grant of 2,950,000 shares of common stock. At the time of the agreement, CRM had loans in excess of $3,000,000, associated warrants for the issuance of these loans, accrued management fees payable, and estimated accrued interest due in excess of $1,500,000. CRM agreed to eliminate or forgive all debt, interest payable, warrants, options, and any other associated compensation due in exchange for the common shares and the note payable. This completes consideration of notes, payments, and all other activities executed by CRM during the period from January 1999 through September 2006, see note 5 for more details.

                   MEDPRO SAFETY PRODUCTS, INC. AND SUBSIDIARY
             Notes to Consolidated Financial Statements (continued)
                           December 31, 2006 and 2005

The Company elected to acquire a needleless IV system, known as Key- Lok(tm), a product owned by Baton Ventures, LLC, an entity managed by Baton Development, Inc., an entity owned by the Company's Vice Chairman. The purchase was accomplished with stock, and was acquired for a total of 1,600,780 shares and the assumption of outstanding legal bills of approximately $10,000. In addition, Baton Ventures, LLC elected to convert a total of $452,000 in additional bridge loans to capital stock. These loans were capitalized with the issuance of 731,510 shares of common stock.

An entity that had previously performed accounting and tax services for the Company, elected to convert its outstanding receivable with the Company. A Board member and corporate Treasurer, was a member of this firm. The total outstanding payable of $37,099 was capitalized with the issuance of 60,040 shares of Common Stock to the firm's three partners, including the Board member, in equal number of shares.

Also during 2006, three shareholders converted notes/accounts payable to shares of common stock. Two note holders converted $98,500 in outstanding notes payable to 159,462 shares of common stock, and one shareholder/employee converted $100,000 of the Company's account payable to him into 161,838 shares of common stock.

NOTE 8 - INCOME TAXES

The company incurred no current or net deferred income tax expense or benefit for the years ended December 31, 2006 and 2005. Deferred income taxes reflect the net effects of temporary differences between the carrying amount of assets and liabilities for financial statement purposes and the amounts used for income tax purposes.

The tax effects of temporary differences that give rise to significant portions of the deferred assets at December 31, 2006 and 2005 are presented below:

                                                      2006            2005
                                                 -------------   -------------

Deferred tax assets (liabilities):
  Fixed assets                                   $       3,152   $       7,627
  Accounts receivable                                        -        (226,100)
  Inventory                                            124,754         129,226
  Accrued interest payable                             180,636         670,100
  State deferred tax asset                             588,958         551,596
  Net operating loss carryforwards                   3,028,886       2,544,856
  Less: valuaton allowance                          (3,926,386)     (3,677,305)
                                                 -------------   -------------
  Net deferred tax assets                        $           -   $           -
                                                 =============   =============

The Company has deferred tax liabilities as of December 31, 2006 and 2005 of $0 and $226,100, respectively, and the majority of its deferred tax asset consists of a net operating loss carryforward (tax effect) of $3,028,886 and $2,544,856, respectively, directly related to its total net operating loss carryforwards of $8,908,489 and $7,484,872, respectively. These net operating loss carryforwards begin expiring in 2015, and are entirely offset by a valuation allowance of $(3,926,386) and $(3,677,305) as of December 31, 2006 and 2005, respectively. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax assets, projected future taxable income, and tax planning strategies in making this assessment. Management believes it is more likely than not that some portion or all of the deferred tax assets will not be realized.

                   MEDPRO SAFETY PRODUCTS, INC. AND SUBSIDIARY
             Notes to Consolidated Financial Statements (continued)
                           December 31, 2006 and 2005

NOTE 9 - LEASE COMMITMENT WITH RELATED PARTY

The Company leases its office and storage facility in Lexington, Kentucky, under a non-cancelable operating lease with a related party. On January 10, 2007, the Company signed a lease addendum that among other things extended the term of the April 16, 1998 lease. The addendum allowed for an extension of the original lease through August 2012 in accordance with renewal language in the 1998 lease. The addendum also contains two five year extension options. The addendum also acknowledged that the company was in good standing and was not in arrears on lease payments or in default of any provisions within the lease or subsequent addendums. The addendum calls for payments of $3,500 each month for the period from January 1, 2007, through July 31, 2007. Monthly lease payments will increase to $6,500 beginning August 1, 2007, and continuing for the remainder of the initial five year lease term.

Total lease expense was $24,488 and $0 for the years ended December 31, 2006 and 2005, respectively.

Future minimum annual lease payments at December 31, 2006, are as follows:

                                       2007        $     57,000
                                       2008              78,000
                                       2009              78,000
                                       2010              78,000
                                       2011              78,000
                                       2012              45,000

NOTE 10 - SUBSEQUENT EVENTS

As discussed in Note 1, on January 10, 2007 the Company affected the share exchange in connection with its merger with VACUMATE, LLC. This merger was approved by the Board of Directors in 2006, and approved by its shareholders at the Annual Shareholders Meeting. The merger was a stock for stock merger that provided MedPro shareholders with a post-merger ownership of 40.0% and the non-MedPro members of VACUMATE, LLC, an ownership of 60.0% in the newly merged company. All members of VACUMATE, LLC, were existing Company shareholders. The transaction was completed utilizing a reverse stock split whereby then existing MedPro shareholders received .4 newly issued shares for each share then held and post-split shares were issued to the non- MedPro members of VACUMATE, LLC. Following the reverse stock split and merger, the company had approximately 22.8 million post-split shares issued and outstanding. Subsequent to December 31, 2006 the Company also amended its charter to authorize up to 25 million shares of its common stock.